Exhibit 1.01

CLEAN ENERGY FUELS CORP.
Conflict Minerals Report
For the Reporting Period from January 1, 2016 to December 31, 2016

This Conflict Minerals Report (the “Report”) of Clean Energy Fuels Corp. (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2016 to December 31, 2016 (the “Reporting Period”). As permitted by applicable guidance of the Securities and Exchange Commission, the Company did not obtain an independent private sector audit within the meaning of the Rule.

Overview of the Company and the Rule

The Company is the leading provider of natural gas as an alternative fuel for vehicle fleets in the United States and Canada, based on the number of stations operated and the amount of gasoline gallon equivalents (“GGEs”) of compressed natural gas (“CNG”), liquefied natural gas (“LNG”) and renewable natural gas (“RNG”) delivered. The Company’s principal business is supplying CNG, LNG and RNG (which can be delivered in the form of CNG or LNG) for light, medium and heavy-duty vehicles and providing operation and maintenance (“O&M”) services for vehicle fleet customer stations. As a comprehensive solution provider, the Company also designs, builds, operates and maintains fueling stations; manufactures, sells and services non-lubricated natural gas fueling compressors and other equipment used in CNG stations and LNG stations; offers assessment, design and modification solutions to provide operators with code-compliant service and maintenance facilities for natural gas vehicle fleets; transports and sells CNG and LNG to industrial and institutional energy users who do not have direct access to natural gas pipelines; procures and sells RNG; sells tradable credits it generates by selling natural gas and RNG as a vehicle fuel; helps its customers acquire and finance natural gas vehicles; and obtains federal, state and local tax credits, grants and incentives. The Company serves fleet vehicle operators in a variety of markets, including heavy-duty trucking, airports, refuse, public transit, government fleets, and industrial and institutional energy users. As of December 31, 2016, the Company served nearly 1,000 fleet customers operating over 45,000 natural gas vehicles, and owned, operated or supplied over 570 natural gas fueling stations in 42 states in the United States and in four provinces in Canada.

The Rule requires disclosure of certain information if a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of the products. The Rule also requires such companies to conduct certain inquiries reasonably designed to determine whether such minerals originated in the countries specified in the Rule. The minerals specified in the Rule, which are collectively referred to in this Report as the “Conflict Minerals,” consist of gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The countries specified in the Rule, which are collectively referred to in this Report as the “Covered Countries,” consist of the Democratic Republic of the Congo and all countries that share an international border with the Democratic Republic of Congo, which presently consists of the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, products for which the Conflict Minerals are necessary to the functionality or production of the products.

When this Report uses the term “conflict-free,” it means the applicable mine, smelter or refiner has been verified as complying with the Conflict-Free Smelter Program (the “CFSP”) of the Conflict-Free Sourcing Initiative (“CFSI”) or an equivalent third-party audit program.

The Company’s Products Covered by this Report

This Report covers products: (i) for which Conflict Minerals are necessary to the functionality or production of the product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the Reporting Period. These products, which are collectively referred to in this Report as the “Covered Products,” consist of the following:

•	CNG Compressors – Products that create CNG by compressing natural gas. This product category also includes replacement parts for CNG compressors.

•	CNG Dispensers – Products that dispense CNG into vehicles. This product category also includes replacement parts for CNG dispensers.

•
CNG Pressure Reduction Systems – Systems that reduce the pressure of the natural gas that is supplied to a location. This product category also includes replacement parts for CNG pressure reduction systems.

•
LNG Pumps – Products that offload LNG from cryogenic tanker trailers into storage tanks at LNG fueling stations. LNG pumps also deliver LNG to dispensers from storage tanks. This product category also includes replacement parts for LNG pumps.

•	LNG Dispensers – Products that dispense LNG into vehicles. This product category also includes replacement parts for LNG dispensers.

•
Fueling Station Support Panels – Electrical storage panels used in natural gas fueling stations. A fueling station support panel houses the point of sale system that tracks dispenser transactions, the communications system, purge fans, a digital video recorder and camera to record activities at the station and power circuits for station lighting and electrical control. This product category also includes replacement parts for fueling station support panels.

Third-party products that the Company sells at retail but does not manufacture or contract to manufacture are outside the scope of this Report.

Overview of the Company’s Supply Chain

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the original sources of Conflict Minerals and the ultimate manufacture of the Covered Products. In this regard, the Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are necessary to the functionality or production of the Covered Products. Moreover, the Company believes the mines, smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore has sought to identify the applicable mines, smelters and refiners of Conflict Minerals in the Company’s supply chain.

The Company’s Conflict Minerals Policy

The Company maintains a policy relating to the Conflict Minerals (the “Company Policy”) that provides as follows:

•
The Company is guided by its core beliefs and values as stated in the Company’s Code of Ethics. The Company is committed to ethical practices and compliance with applicable laws and regulations wherever it does business. The Company believes that its commitment to integrity and citizenship extends to its worldwide supply base. The Company is committed to sourcing its products responsibly, and it expects its suppliers to also source materials from responsible suppliers.

•	The Company expects its suppliers to partner with it to comply with the Rule. The Company expects its suppliers to:

o
Complete the Company’s Conflict Minerals survey, identifying whether any Conflict Mineral is present in the material that they sell to the Company and the smelter, refiner or mine that originally provided it (for this purpose, the Company’s direct suppliers may have to require successive upstream suppliers to complete the Company’s Conflict Minerals survey until the applicable smelter, refiner or mine is identified);

o	Agree to cooperate fully with the Company in connection with any due diligence that the Company chooses to perform with respect to its inquiries; and

o	When the Company deems it necessary, to provide reasonable proof of the due diligence performed by the supplier to support the information provided by the supplier to the Company.

•
The Company evaluates its relationships with its suppliers on an ongoing basis, and reserves the right to consider the extent to which a supplier has failed to reasonably comply with the Company Policy in the course of such evaluation.

The Company has designed its Conflict Minerals reporting efforts to align and comply with the Rule. The full text of the Company Policy is available at http://investors.cleanenergyfuels.com/corporate-governance.cfm. The foregoing website reference is intended to be an inactive textual reference and the contents of the Company’s website are not intended to be incorporated into this Report.

The Company’s Reasonable Country of Origin Inquiry

The Company has conducted in good faith a reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals. This RCOI was reasonably designed to determine whether any of the Conflict Minerals necessary to the functionality or production of a Covered Product originated in the Covered Countries or may be from recycled or scrap sources. Based on the RCOI, the Company has reason to believe that some of the necessary Conflict Minerals contained in the Covered Products may have originated from the Covered Countries or may not be from recycled or scrap sources. As a result, the Company exercised due diligence on the source and chain of custody of such Conflict Minerals, as described below.

Due Diligence Process

Due diligence process design

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Second Edition (2013), including the related supplements on gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).

Due diligence performed

Below is a summary of the Company’s due diligence process performed for the Covered Products in the Reporting Period. The measures described below are not all of the measures that the Company took in respect of the Reporting Period in furtherance of the Company Policy or pursuant to the Rule and the OECD Guidance.

OECD Guidance Step 1: Maintain a management system

•	The Company continued to make the Company Policy publicly available.

•
The Company maintained a working group that oversaw its due diligence process (the “Working Group”). The Working Group was led by the Company’s General Counsel and included the Company’s Director, Supply Chain, the Supplier Development Specialist of the Company’s Clean Energy Compression subsidiary, the Supply Chain Manager of the Company’s Clean Energy Cryogenics subsidiary, and the Company’s Director, Legal Affairs. The Company also engaged an external service provider to support the due diligence process.

•
The Company continued to use CFSI’s Conflict Minerals Reporting Template (the “Template”) as a means for the collection of information relating to the use and origin of Conflict Minerals (including smelter data) in the Company’s supply chain.

OECD Guidance Step 2: Identify and assess risks

•	The Company contacted its 48 identified in-scope suppliers and provided them with a summary of the Rule, links to the Template and the Company Policy, and contact information for the Company.

•
To aid in the identification and assessment of potentially adverse impacts, the Company defined several “Red Flags,” or indicators that one or more items in a response are worthy of further action by the Company. The Red Flags were designed to ensure that the Template has been completely filled out and to capture (i) reasonableness of responses using logic checks; (ii) whether a supplier has initiated its own due diligence on minerals sourcing; (iii) whether any Conflict Minerals are sourced from one of the Covered Countries, and if sourced from one of the Covered Countries, whether the identified mines, smelters or refiners are conflict-free; and (iv) whether the mines, smelters or refiners identified by suppliers are “certified” or “active” under the CFSI.

•	Suppliers that did not submit the Template by the requested deadline or presented Red Flags were contacted by members of the Working Group.

OECD Guidance Step 3: Design and implement strategy to respond to risk

•	The Working Group reported the findings of the due diligence program to the Company’s senior management and Board of Directors.

•	The Company maintained a risk management plan that establishes supplier risk management strategies, and followed up with suppliers as needed in accordance with this plan.

OECD Guidance Step 4: Carry out independent third-party audits of the supply chain

•	The Company relied on the CFSI and that organization’s CFSP for independent third-party audits of the mines, smelters and refiners in its supply chain.

•	As noted above, the Company did not obtain an independent private sector audit within the meaning of the Rule.

OECD Guidance Step 5: Report on supply chain due diligence

•
The Company is reporting the results of the due diligence it performed by providing this Report as Exhibit 1.01 to a Form SD filed with the Securities and Exchange Commission. The Company also has made this Report publicly available on its website.

Results of Due Diligence Performed

The Company’s efforts to determine the mine or location of origin of the necessary Conflict Minerals contained in the Covered Products with the greatest possible specificity consisted primarily of the due diligence measures described in this Report. The Company received responses from 69% of its identified in-scope suppliers.

As compared to 2015, more of the suppliers contacted by the Company provided the names of the facilities from which they source Conflict Minerals. A small number of suppliers, however, responded that they were not requesting mine, smelter or refiner names from their suppliers and/or had not implemented due diligence procedures to determine the origin of Conflict Minerals in their respective supply chains.

Based on the information provided by the Company’s suppliers, and taking into account the supplier responses described in the preceding paragraph, the Company believes that the facilities that may have been used to process the necessary Conflict Minerals contained in the Covered Products include the processing facilities listed in Tables 1, 2 and 3 at the end of this Report. Of the 313 processing facilities identified for the Reporting Period by the Company’s suppliers, 243 were validated as conflict-free, 14 have agreed to participate in the CFSP but have not yet completed the program and 56 have not been validated as conflict-free.

Many of the supplier responses represented their supply chain at a company-level rather than being product-specific. As such, the list of processing facilities disclosed in this Report may contain more facilities than those that actually processed the Conflict Minerals contained in the Covered Products.

Based on its due diligence efforts, the Company does not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in the Covered Products. Based on the information provided by the Company’s suppliers, however, the Company has reason to believe that some of the necessary Conflict Minerals contained in the Covered Products may have originated from the Covered Countries or may not be from recycled or scrap sources.

Additional Future Measures

The Company aims to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Covered Products finance or benefit armed groups (perpetrators of serious human rights abuses) in the Covered Countries:

•	Enhancing its employee training relating to the Rule, the Company Policy and the Company’s procedures to identify and work with in-scope suppliers.

•
Continuing to engage with suppliers to help them better understand the Rule and the Company Policy and to obtain accurate and complete information about the origin of Conflict Minerals in the Company’s supply chain, including improving the quality of the processing facility data provided by suppliers.

•	Seeking opportunities to assist suppliers in building capabilities with a view to improving due diligence performance.

•	Continuing its initiative to include language in its new supply contracts that requires suppliers to comply with the Company Policy.

•	Engaging in industry initiatives that encourage conflict-free supply chains.

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of products that contain Conflict Minerals, the Company’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals contained in the Covered Products. The supply chain of commodities such as the Conflict Minerals is a complex and multi-step process that involves a number of different parties. Since the Company does not have direct contractual relationships with mines, smelters and refiners, its due diligence processes must rely on information provided by its direct suppliers, as well as similar information provided to those suppliers within their supply chains, to identify the original sources of the necessary Conflict Minerals contained in the Covered Products. The Company also relies on information collected and provided by independent third-party audit programs. These sources of information may yield unreliable, inaccurate or incomplete information due to a variety of factors, including human or other errors or fraudulent actions.

Forward-Looking Statements

This Report contains forward-looking statements regarding the Company’s business, products and Conflict Minerals efforts, including steps the Company intends to take to mitigate the risk that Conflict Minerals in its products finance or benefit armed groups in the Covered Countries. Words such as “expects,” “believes,” “aims” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. All statements made in this Report concerning future matters that are not historical in nature are forward-looking statements. Although forward-looking statements in this Report reflect the Company’s good faith judgment, such statements can only be based on facts and assumptions currently known by the Company. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated or implied by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, among others: the risk that information reported to the Company by its suppliers, or other industry information used by the Company, may be inaccurate; the risk that mines, smelters or refiners may not participate in the CFSP, which is a voluntary initiative; and risks related to the Company’s compliance with government regulations and policies, which, among other risks, are discussed under “Risk Factors” in the Company’s Quarterly Report on Form 10-Q most recently filed with the Securities and Exchange Commission. Readers are urged not to place undue reliance on forward-looking statements, which speak only as of the date of this Report. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Tables of Our Conflict Minerals Processing Facilities

Table 1. CFSP-compliant processing facilities as of April 18, 2017.

Processing facilities reported in the Company’s supply chain validated as compliant according to the CFSP.

Metal	Processing Facility Name	Processing Facility Location
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co Ltd	Japan
Gold	AU Traders and Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Daejin Indus Co. Ltd	Korea, Republic Of
Gold	Do Sung Corporation	Korea, Republic Of
Gold	Doduco	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Geib Refining Corporation	United States
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co. Ltd	Japan
Gold	Korea Zinc Co. Ltd.	Korea, Republic Of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	LS-Nikko	Korea, Republic Of

Metal	Processing Facility Name	Processing Facility Location
Gold	Materion	United States
Gold	Matsuda Sangyo Co. Ltd	Japan
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Kinzoku Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Nihon Material Co. LTD	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal	Netherlands
Gold	SEMPSA Joyería Platería S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co. Ltd.	Japan
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Group	Taiwan
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tokuriki Honten Co. Ltd	Japan
Gold	Torecom	Korea, Republic Of
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Japan
Gold	Yokohama Metal Co Ltd	Japan

Metal	Processing Facility Name	Processing Facility Location
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	CHONGYI	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	Exotech	United States
Tantalum	F&X Electro-Materials Limited	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	China
Tantalum	Jiujiang Tanbre	China
Tantalum	Kemet Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States Of America
Tantalum	King-Tan Tantalum Industry Ltd	China
Tantalum	LMS Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt. Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Power Resources Ltd.	Macedonia, Republic Of
Tantalum	QuantumClean	United States
Tantalum	Resind Indústria e Comércio Ltda	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd	China
Tantalum	Solikamsk	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex	United States
Tantalum	Tranzact, Inc.	United States
Tantalum	Ulba	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide	China
Tin	Alpha	United States
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China

Metal	Processing Facility Name	Processing Facility Location
Tin	China Rare Metal Materials Company	China
Tin	China Tin Group Co., Ltd.	China
Tin	China Yunnan Tin Co Ltd.	China
Tin	Cooper Santa	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Elmet S.L.U.	Spain
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Indra Eramulti Logam	Indonesia
Tin	Kundur Smelter	Indonesia
Tin	Magnu's Minerais Metais e Ligas LTDA	Brazil
Tin	Malaysia Smelting Corp	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo Chimique	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Material	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	OMSA	Bolivia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega	Indonesia

Metal	Processing Facility Name	Processing Facility Location
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Indústria e Comércio Ltda	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia	Brazil
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co. LTD.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co Ltd	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Germany
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Moliren Ltd	Russian Federation
Tungsten	Niagara Refining LLC	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Philippine Chuangin Industrial Co., Inc.	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria

Metal	Processing Facility Name	Processing Facility Location
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic Of
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co Ltd	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Table 2. CFSP -participating processing facilities as of April 18, 2017.

Processing facilities reported in the Company’s supply chain that have agreed to participate in the CFSP but have not yet completed the program.

Metal	Processing Facility Name	Processing Facility Location
Gold	Abington Reldan Metals, LLC	United States
Gold	Bangalore Refinery	India
Gold	Cendres & Métaux SA	Switzerland
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Tony Goetz NV	Belgium
Tin	Chengfeng Metals Co Pte Ltd	China
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu YunXin Colored Electrolysis Ltd	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Nanshan	China
Tin	Modeltech Sdn Bhd	Malaysia

Table 3. No CFSP validation as of April 18, 2017.

Processing facilities reported in the Company’s supply chain that have not been validated as CFSP-compliant.

Metal	Processing Facility Name	Processing Facility Location
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AURA-II	United States
Gold	Caridad	Mexico
Gold	CHALCO Yunnan Copper Co. Ltd.	China
Gold	Chugai Mining	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Elemetal Refining, LLC	United States
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Gujarat Gold Centre	India
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Metal	Processing Facility Name	Processing Facility Location
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwasung CJ Co., Ltd	Korea, Republic Of
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Korea Metal Co., Ltd.	Korea, Republic Of
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan tonghu	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Morris and Watson	New Zealand
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Remondis Argentia B.V.	Netherlands
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	SAMWON METALS Corp.	Korea, Republic Of
Gold	So Accurate Group, Inc.	United States
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Universal Precious Metals Refining Zambia	Zambia
Tantalum	E.S.R. Electronics	United States
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tin	An Thai Minerals Co., Ltd.	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	CV JusTindo	Indonesia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Gejiu Zi-Li	China
Tin	NGHE TIN NON-FERROUS METAL	Vietnam
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-Ferrous Metals Co., Ltd.	China